EXHIBIT 10.42


                                   MAXIM GROUP


September 15, 2005

Mr. Jerry Pearring
President
XStream Beverage Network, Inc.
4800 NW 15th Avenue
Ft. Lauderdale, FL 33309

Gentlemen:

This is Addendum No. 2 to the advisory agreement dated April 25, 2005, by and between XStream Beverage Network, Inc. and Maxim Group LLC (the "Agreement"). The parties agree that the Agreement is amended as set forth in this Addendum. Terms used in this Addendum with the initial letter capitalized which are not otherwise defined will have the meaning given to such terms in the Agreement. Except as specifically amended in this Addendum, the Agreement will remain in full force and effect in accordance with its terms.

1. Section 3(b) of the agreement shall be amended and restated in its entirety to read as follows:

"The Company shall pay to Maxim a monthly fee of $5,000 per month beginning one month after the execution of this Agreement and at the beginning of each month thereafter while this Agreement is in effect. Such monthly fee shall increase to $10,000 per month at the beginning of September 2005.
The Company shall also issue to Maxim 300,000 shares of common stock of the Company, which shall have unlimited "piggy-back" registration rights."

2.   Effective Date. This Addendum is effective as of September 15, 2005.



                                              Very truly yours,

                                              Maxim Group LLC.


                                              By: /s/ Roberto T. Fabros
                                                  --------------------------
                                                  Roberto T. Fabros
                                                  Managing Director


                                              By: /s/ Anthony J. Sarkis
                                                  --------------------------
                                                  Anthony J. Sarkis
                                                  Director of Investment Banking

Agreed to and accepted:

XStream Beverage work, Inc.


By: /s/
    --------------------------
    Jerry Pearring
    President